Exhibit 10.4

                            MASTER AGREEMENT FOR THE
                   FORMATION OF A LIMITED LIABILITY COMPANY



      This is a Master Agreement for the Formation of a Limited Liability Company, dated as of February 28, 2007 (as in effect from time to time, this "Agreement"), among (a) Jefferies Group, Inc., a Delaware corporation ("JGI"),
(b) Jefferies & Company, Inc., a Delaware corporation ("Jefco"), and (c) Leucadia National Corporation, a New York corporation ("Leucadia"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Operating Agreement (as defined below).

      WHEREAS, the parties hereto wish to form a Delaware limited liability company (the "Company") for the purpose of engaging in the business of securities brokerage;

      WHEREAS, each of the parties hereto desire to participate in the Company through the contribution to the capital of the Company or its wholly-owned subsidiaries of cash and/or securities owned by them or their Affiliates in exchange for membership interests in the Company ("Member Interests"), in each case upon the terms and conditions more fully set forth herein; and

      WHEREAS, the parties hereto desire that the Company enter into certain servicing arrangements, pursuant to which Jefco will provide to the Company certain securities clearing, accounting, legal and compliance services for its business, as more fully set forth in the Services Agreement to be entered into between Jefco, the Company and JHYT.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINED TERMS

      Section 1.1 Certain Defined Terms. In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

      "Affiliate" means with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, (a) "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise and (b) with respect to any Person other than a subsidiary of the Company, the term "Affiliate" shall not include the Company or any subsidiary of the Company.

      "Agreement" has the meaning set forth in the preamble.


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      "Business" means the business of securities brokerage, including acting as a broker or dealer in securities, bank loans, high yield debt and special situation investments on substantially the same basis as conducted prior to the date hereof by the High Yield Division of Jefco and those broker-dealers managed by Jefco that participate in the securities brokerage business of the High Yield Division, and to engage in any activity required thereby or incidental thereto, including making markets and acting as a block positioner of securities.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the City of New York are authorized or obligated to close.

      "Certificate of Formation" has the meaning set forth in Section 3.1.

      "Clearing Agreement" means the clearing agreement pursuant to which JHYT will introduce accounts to Jefco on a fully disclosed basis.

      "Closing" has the meaning set forth in Section 3.8.

      "Closing Date" means a date not more than three business days following receipt of the NASD Approval and the fulfillment of all other conditions to closing set forth in Article 6.

      "Closing Conditions" means the conditions set forth in Article 6 which must be fulfilled prior to Closing.

      "Commitment" means, with respect to each member of the Company other than the Series A Member, the aggregate amount of cash and other property agreed to be contributed as capital to the Company, as specified in such Member's Contribution Agreement and reflected on Schedule A to the Operating Agreement maintained with the books and records of the Company at the Company's principal office, as such Schedule A may be modified from time to time.

      "Company" has the meaning set forth in Article 2.

      "Contribution Agreements" means the Series A Contribution Agreement, the Series B Contribution Agreement, the Series C Contribution Agreement, the Series D Contribution Agreement and the Series E Contribution Agreement.

      "Fund Investor" means a private investment fund organized as a limited liability company under the Delaware Act, and managed by Jefco or an Affiliate thereof.

      "Governmental Authority" has the meaning set forth in Section 6.1(a).

      "JEOF" means Jefferies Employees Opportunity Fund, LLC, a Delaware limited liability company.

      "JHYT" means Jefferies High Yield Trading, LLC, a Delaware limited liability company that, prior to the Closing and the amendment of its certificate of formation and limited liability company agreement, is known as Jefferies Partners Opportunity Fund II, LLC.



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


      "JPOF" means Jefferies Partners Opportunity Fund, LLC, a Delaware limited liability company.

      "JPOF II" has the meaning set forth in Section 3.3.

       "NASD Approval" means the approval of the National Association of Securities Dealers, Inc. to the proposed reorganization of the secondary high yield securities brokerage and trading business of Jefco, JPOF, JPOF II and JEOF contemplated by this Agreement, the Operating Agreement and the other Related Agreements.

      "Operating Agreement" means that certain Amended and Restated Limited Liability Company Agreement to be dated as of the Closing Date, by and among the Company, JGI, Jefco, Leucadia and the other parties named therein, and in substantially the form attached hereto as Exhibit A, as in effect from time to time.

      "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

      "Regulatory Approvals" shall mean any approval or consent of, or notice to or filing with any United States federal, state or local regulatory or other governmental agency or authority.

      "Related Agreements" means, collectively, the Certificate of Formation of the Company, the Operating Agreement, the Contribution Agreements, the Clearing Agreement, the Management Support Agreement and the Trademark License Agreement.

      "Series A Contribution Agreement" means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Jefco and in substantially the form attached hereto as Exhibit B.

      "Series B Contribution Agreement" means a Contribution Agreement, to be dated as of the Closing Date, by and between the Company, Jefco, JGI or one or more of their respective Affiliates and in substantially the form attached hereto as Exhibit C.

      "Series C Contribution Agreement" means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Leucadia and in substantially the form attached hereto as Exhibit D.

      "Series D Contribution Agreement" means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and Fund Investor and in such form as may be agreed by the parties thereto.

      "Series E Contribution Agreement" means the Contribution Agreement, to be dated as of the Closing Date, by and between the Company and JEOF and in such form as may be agreed by the parties thereto.

      "Servicer" means Jefco or an Affiliate of Jefco, in its capacity as Servicer pursuant to the terms of the Management Support Agreement, and any permitted successor thereto.



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      "Services Agreement" means the Services Agreement, to be dated as of the
Closing Date, by and among JHYT, the Company and the Servicer and in substantially the form attached hereto as Exhibit E.

      "Trademark License Agreement" means the Trademark License Agreement, to be dated as of the Closing Date, by and between Jefco, the Company and JHYT and in such form as may be agreed by the parties thereto.

      Section 1.2 Other Defined Terms. Capitalized terms used herein without definition have the respective meanings given to such terms in the Operating Agreement.

                                   ARTICLE 2

                     FORMATION OF LIMITED LIABILITY COMPANY

      The parties hereto agree that, subject to the terms and conditions of this Agreement and the Related Agreements, JGI shall form the Company as a Delaware limited liability company and, upon Closing, the terms of the limited liability company agreement of the Company shall be amended and restated to be as set forth in the Operating Agreement, and further that, among other things, pursuant to the Operating Agreement, the Company will hold all of the outstanding interests in JHYT. It is further understood that (a) this Agreement itself shall not constitute or create a joint venture, partnership, limited liability company or any other similar arrangement between the parties hereto and (b) no party hereto is hereby authorized to act as agent of any other party hereto.

                                   ARTICLE 3

                           RELATED AGREEMENTS; CLOSING

      Section 3.1 Formation of the Company. (a) On or before the Closing Date, JGI shall cause the Company to be organized and formed by filing a Certificate of Formation (as in effect from time to time, the "Certificate of Formation"), with the Secretary of State of the State of Delaware.

            (b) On the Closing Date, the parties hereto shall enter into the Operating Agreement.

      Section 3.2 Contribution by Jefco. On the Closing Date, Jefco shall enter into the Series A Contribution Agreement, pursuant to which Jefco shall contribute to the Company or, at the direction of the Company, to JHYT for the account of the Company, the Brokerage Assets, in consideration for Series A Member Interests, all as more fully set forth in the Series A Contribution Agreement and the Operating Agreement.

      Section 3.3 Contribution by JGI and Jefco. On the Closing Date, JGI and Jefco shall enter into the Series B Contribution Agreement, pursuant to which JGI and Jefco shall commit to contribute capital to the Company or, at the direction of the Company, to JHYT for the account of the Company in the amount of the JGI Commitment and shall contribute on and as of the Closing Date cash and securities, including all of the interests in Jefferies Partners Opportunity


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


Fund II, LLC, a Delaware limited liability company ("JPOF II"), held by JGI and Jefco, in consideration for Series B Member Interests, all as more fully set forth in the Series B Contribution Agreement and the Operating Agreement.

      Section 3.4 Contribution by Leucadia. On the Closing Date, Leucadia shall enter into the Series C Contribution Agreement, pursuant to which Leucadia shall commit to contribute capital to the Company or, at the direction of the Company, to JHYT for the account of the Company, in the amount of the Leucadia Commitment and shall contribute, on and as of the Closing Date, cash and all of the interests in JPOF II held by Leucadia, in consideration for Series C Member Interests, all as more fully set forth in the Series C Contribution Agreement and the Operating Agreement.

      Section 3.5 Trademark License Agreement. On the Closing Date, Jefco and the Company shall enter into the Trademark License Agreement.

      Section 3.6 Management Support Agreement. On the Closing Date, Jefco and the Company shall enter into the Management Support Agreement.

      Section 3.7 Clearing Agreement. On the Closing Date, Jefco and the Company shall enter into the Clearing Agreement.

      Section 3.8 Closing. Subject to the provisions of Article 6 hereof, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Morgan, Lewis & Bockius LLP, on a mutually acceptable date not earlier than the fifth Business Day after receipt of the NASD Approval or on such other date or at such other place as shall be agreed to in writing by all of the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date".

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      Each of the parties hereto hereby represents and warrants to each of the other parties hereto that (a) it is duly authorized, validly existing and in good standing in the jurisdiction of its formation; (b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action, and will not result in a material violation of any Law applicable to such party or of any contract binding upon such party or its property; and (c) except for the NASD Approval and the consents of non-governmental third parties to be obtained by such party and its Affiliates, no Regulatory Approvals or consents of non-governmental third parties are required in connection with the execution, delivery or performance by such party or any of its Affiliates of this Agreement or any of the Related Agreement to which such party or any of its Affiliates is or is to be a party.






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                                   ARTICLE 5

                                CERTAIN COVENANTS

      Section 5.1 Ordinary Course Operation. During the period commencing on the date hereof and ending on the Closing Date, Jefco agrees to:

            (a) operate the Business only in the ordinary course on a basis consistent with past practice;

            (b) use all reasonable efforts to preserve the Business and keep available the services of the full-time officers and employees engaged therein to the extent required to conduct the Business in substantially the same manner as conducted on the date hereof;

            (c) use all reasonable efforts to maintain good relations with Persons having a business relationship with the Business;

            (d) preserve and maintain all permits, licenses, approvals and authorizations necessary to operate the Business and renew the same if any should expire;

            (e) comply in all material respects with all laws, ordinances, rules and regulations applicable to the Business; and

            (f) maintain the books of account and records related to the Business in the ordinary course consistent with past practices.

      Section 5.2 Cooperation. Each of the parties hereto will cooperate in good faith and use all reasonable efforts to cause the transactions contemplated by this Agreement and the other Related Agreements to be consummated in accordance with the terms and conditions hereof and thereof. The foregoing obligations in this Section 5.2 shall not be deemed to require any party thereto to waive any right under this Agreement or any other Related Agreement.

      Section 5.3 Consents and Approvals. Each of the parties hereto shall use all reasonable efforts and cooperate in good faith with the other parties hereto with a view to (a) obtaining as soon as practicable the NASD Approval and all third-party consents required for the consummation of the transactions contemplated hereby and by the other Related Agreements, and each party hereto shall make available to the other parties hereto all information reasonably required in connection with obtaining such approvals and consents; and (b) satisfying all other Closing Conditions. Each of the parties hereto shall deliver to the other parties hereto copies of all proposed filings to be made by such party with securities regulatory and other Governmental Authorities, shall use its reasonable efforts to accommodate any suggestions or recommendations made by the other parties hereto with respect thereto and shall deliver to the other parties hereto, as soon as practicable, copies of all final applications to Governmental Authorities, in each case with respect to the transactions contemplated by this Agreement and the Related Agreements.

      Section 5.4 Executive Officers. On the Closing Date, the parties hereto shall take such action as is necessary and proper to cause the Company to appoint and employ, on terms satisfactory to the Board (as defined in the Operating Agreement), the following individuals to serve as executive officers


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

of the Company, to hold the offices set forth opposite their respective names in the table below, and such individuals shall have accepted such offices until their successors are duly appointed.

Richard Handler                          Chief Executive Officer
David Schwartz                           President
Robert Welch                             Chief Financial Officer
Robert Welch                             Secretary

      Section 5.5 Disclosure Supplements. From time to time prior to the Closing Date, each party hereto will promptly give notice to the other parties hereto of any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described by such party in the Exhibits hereto or any Related Agreement or is necessary to correct any information provided by such party in the Exhibits hereto or to any Related Agreement or has caused any representation or warranty of such party herein or in any Related Agreement to become inaccurate. No such notice shall be deemed to supplement or amend this Agreement or any Related Agreement or any Schedules or Exhibits hereto or thereto; provided, however, that upon consummation of the Closing, all matters disclosed in notices given pursuant to and in accordance with the terms of this Section 5.5 shall be treated as having been disclosed herein or in the applicable Related Agreement as of the date hereof for purposes of such party's indemnity obligations thereunder.

                                   ARTICLE 6

                              CONDITIONS TO CLOSING

      Section 6.1 Conditions to Obligation of Each Party. The respective obligations of each of the parties hereto to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following conditions:

            (a) No Injunction. On the Closing Date, there shall be no (i) injunction, restraining order or decree of any nature of any United States federal, state or local court, governmental commission, board or other regulatory authority or agency ("Governmental Authority") of competent jurisdiction in effect that restrains or prohibits the consummation of any transaction contemplated under this Agreement or any Related Agreement or (ii) pending action, suit or proceeding brought by any Governmental Authority which seeks to restrain or prohibit consummation of any such transaction.

            (b) Regulatory Approvals. The NASD Approval shall have been obtained and any applicable waiting period in respect thereof shall have expired or been terminated and the NASD Approval shall be in full force and effect.

            (c) Other Transactions. Each of the Related Agreements shall have been duly executed and delivered by each party thereto and shall be in full force and effect, and the transactions contemplated by the Contribution


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Agreements shall have been consummated and have become effective in accordance with their respective terms.

            (d) Regarding JPOF. Jefco shall have obtained the consent of the members of JPOF to the merger of JPOF with and into JHYT on and as of the Closing Date, or shall have otherwise arranged for the sale or contribution of the assets of JPOF to the Company, or, at the direction of the Company, to JHYT for the account of the Company.

            (e) Regarding JEOF. Jefco shall have arranged for the sale or contribution of the assets of JEOF to the Company or, at the direction of the Company, to JHYT for the account of the Company.

            (f) Other Matters. The Company shall have received the written advice referred to in Section 2.10 of the Operating Agreement.

      Section 6.2 Additional Conditions to the Obligations of JGI and Jefco. The obligations of JGI and Jefco to consummate the Closing under this Agreement and the Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of Leucadia or any of its Affiliates which are set forth in this Agreement or in the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

            (b) Performance of Covenants. Each of the other parties hereto shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing.

            (c) Certificates. JGI and Jefco shall have received a certificate of Leucadia dated the Closing Date, executed on behalf of Leucadia to the effect that the conditions specified in section 6.2(a) and 6.2(b) with respect to Leucadia have been fulfilled.

            (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated by JGI and its Affiliates shall have been obtained and shall be in full force and effect on the Closing Date.

            (e) Additional Deliveries. Leucadia shall have furnished JGI with such certificates, instruments or other documents in the name or on behalf of Leucadia, executed by appropriate officers of such party, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than JGI and its Affiliates as JGI may reasonably request; provided, however, that any such certificate, instrument or other document so requested by JGI shall be of a type that is customary in transactions similar to the transactions contemplated hereby.



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      Section 6.3 Additional Conditions to the Obligations of Leucadia. The
obligations of Leucadia to consummate the Closing under this Agreement and the other Related Agreements shall be subject to the satisfaction, prior to or at Closing, of each of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of JGI and Jefco or any of their Affiliates which are set forth in this Agreement or the Related Agreements shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except to the extent that any representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date.

            (b) Performance of Covenants. JGI and Jefco shall each have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by JGI or Jefco prior to or at the Closing.

            (c) Certificates. Leucadia shall have received a certificate of JGI and Jefco, dated the Closing Date, executed on behalf of each of such parties to the effect that the conditions specified in Sections 6.3(a) and 6.3(b) with respect to such party have been fulfilled.

            (d) Consents. All consents of non-governmental third parties required for the consummation of the transactions contemplated hereby by Leucadia and its Affiliates shall have been obtained and shall be in full force and effect on the Closing Date.

            (e) Additional Deliveries. Each of JGI and Jefco shall have furnished Leucadia with such certificates, instruments or other documents in the name or on behalf of such party, executed by appropriate officers of such parties, including, without limitation, certificates or correspondence of Governmental Authorities or non-governmental third parties, to evidence fulfillment of the conditions set forth in this Article 6 to be fulfilled by Persons other than Leucadia and its Affiliates as Leucadia may reasonably request; provided, however, that any such certificate, instrument or other document so required by Leucadia shall be of a type that is customary in transactions similar to the transactions contemplated hereby.

            (f) Series C Contribution Agreement. The conditions to Leucadia's obligations under the Series C Contribution Agreement shall have been satisfied.

                                   ARTICLE 7

                                   TERMINATION

      Section 7.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing

            (a)   by mutual written consent of all of the parties hereto;

            (b) by any of the parties hereto (i) thirty (30) days after the date on which any request or application for the NASD approval shall have been denied, unless within the thirty (30) day period following such denial a


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petition for rehearing or an amended application has been filed with the applicable Governmental Authority; provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 7.1(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein, or (ii) if any federal or state securities regulatory or other Governmental Authority shall have issued a final permanent order, injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby and the time for appeal or petition for reconsideration of such order, injunction, restraint or prohibition shall have expired without such appeal or petition being granted or such order, injunction, restraint or prohibition shall otherwise have become final and non-appealable;

            (c) by any of the parties hereto (but only if the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements) in the event of a material breach by any other party hereto of any representation, warranty, covenant or other agreement contained herein or in any of the other Related Agreements, which breach is not cured after thirty (30) days' written notice thereof is given to the party committing such breach; or

            (d) by any of the parties hereto if the Closing shall not have occurred on or prior to May 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement hereunder to perform or observe in any material respect the covenants and agreements of such party set forth in this Agreement or in any other Related Agreements.

      Section 7.2 Effects of Termination. In the event of termination of this Agreement by any of the parties hereto as provided in Section 7.1, this Agreement shall forthwith become null and void (other than this Section 7.2, which shall remain in full force and effect), and there shall be no further liability on the part of any of the parties hereto or their respective officers or directors to the other parties hereto, and, in the event of a willful breach by any of the parties hereto of any representation, warranty, covenant or agreement contained in this Agreement, in which case the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching parties as a result thereof or in connection therewith or with the enforcement of any of their rights hereunder, whether sustained or incurred prior to, on or after the date hereof. In no event shall any party hereto or any of such party's officers or directors have any liability to any other party hereto arising out of or relating to this Agreement in the event that the Closing occurs; provided that nothing herein shall limit the liability of the Person under any Related Agreement.

                                   ARTICLE 8

                                     GENERAL

      Section 8.1 Expenses. Except as expressly set forth in this Agreement or the Related Agreements, each party shall pay its own expenses and costs incidental to the completion of the transactions contemplated hereby incurred by such party.



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      Section 8.2 Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication (answerback confirmed), or electronic mail as follows:

If to JGI or Jefco:                      Jefferies Group, Inc.
                                         520 Madison Avenue
                                         12th Floor
                                         New York, New York  10022
                                         Attention:  Chief Financial Officer
                                                     General Counsel

with a copy sent contemporaneously to:   Morgan, Lewis & Bockius LLP
                                         101 Park Avenue
                                         New York, New York  10178
                                         Attention: David G. Nichols, Jr., Esq.

If to Leucadia:                          Leucadia National Corporation
                                         315 Park Avenue
                                         New York, New York  10022
                                         Attention: Joseph S. Steinberg

with a copy sent contemporaneously to:   Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, New York  10153
                                         Attention:  Andrea Bernstein, Esq.

      Section 8.3 Entire Agreement. This Agreement (including the Exhibits hereto), together with the Related Agreements (including the Exhibits and Schedules thereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. Each of the parties hereto further acknowledges and agrees that, in entering into this Agreement and entering into the Related Agreements, it has not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

      Section 8.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws rules.

      Section 8.5 Consent to Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding instituted against such party under or in connection with this Agreement may be brought in a court of competent jurisdiction in the City of New York. By execution hereof, each party hereto


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irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such courts or the execution of judgments resulting therefrom. Each party hereto hereby irrevocably accepts and submits to the jurisdiction of such courts in any such action, suit or proceeding.

      Section 8.6 Waiver of Certain Damages. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT IT MIGHT HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      Section 8.7 Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

      Section 8.8 Assigns. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any Related Agreement nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

      Section 8.9 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

      Section 8.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 8.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      Section 8.12 Severability. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

      Section 8.13 Waiver of Right to Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [Signature page follows.]

      IN WITNESS HEREOF, and intending to be legally bound hereby, the parties hereto have caused this Master Agreement for the Formation of a Limited Liability Company to be duly executed and delivered as of the date and year first above written.

                                    JEFFERIES GROUP, INC.

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    JEFFERIES & COMPANY, INC.

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    LEUCADIA NATIONAL CORPORATION

                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A


           AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                    EXHIBIT B

                         SERIES A CONTRIBUTION AGREEMENT

                       JEFFERIES HIGH YIELD HOLDINGS, LLC
                         SERIES A CONTRIBUTION AGREEMENT


            This SERIES A CONTRIBUTION AGREEMENT (this "Agreement"), dated as of ______, 2007, by and between Jefferies & Company, Inc., a Delaware corporation ("Jefco"), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the "Operating Agreement").

                                    RECITALS

            WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the "Master Agreement"), Jefco desires to make a Capital Contribution to the Company in the form of a contribution of certain assets of Jefco's High Yield Division; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series B Contribution Agreement, JGI and Jefco have agreed to commit capital to the Company and to make Capital Contributions to the Company, or at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form securities and cash, including the contribution of Jefco's membership interests in JPOF II to the capital of the Company; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series C Contribution Agreement, Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of the membership interests in JPOF II held by LUK-HY FUND, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Leucadia.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. CONTRIBUTIONS. Jefco hereby agrees that, at the Closing, Jefco will assign, convey, transfer and deliver to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, as a Capital Contribution, all of its right, title and interest in and to the Brokerage Assets identified on Exhibit A hereto.

      SECTION 2. ACCEPTANCE OF CONTRIBUTIONS BY THE COMPANY. The Company and Jefco hereby agree that, in consideration for the contribution of Brokerage Assets made hereunder, Jefco shall be deemed to have made a Capital Contribution to the Company in the amount of $__________. The Company agrees to accept the Brokerage Assets at the Closing, and to assume all of Jefco's obligations with respect thereto, to the extent such obligations arise from and after the Closing Date.

      SECTION 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF JEFCO. Subject to the Disclosure Schedule attached hereto as Exhibit B and incorporated by reference herein (the "Disclosure Schedule"), Jefco hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:

      (a) Organization, Power and Authority. Jefco has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Jefco (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Jefco is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Jefco. Jefco is presently qualified, licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a "Material Adverse Effect").

      (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Jefco and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Jefco, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Jefco of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Jefco's certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Jefco or any of its subsidiaries is a party or by which Jefco, or any of Jefco's subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Jefco or any of Jefco's subsidiaries; or result in the creation or imposition of any material lien upon any property, asset or revenue of Jefco, or any of Jefco's subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Jefco or any of Jefco's subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Title. Jefco has good and valid title to, and is the beneficial and record owner of, the Brokerage Assets. Jefco owns the Brokerage Assets free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.

      (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Jefco or any of Jefco's subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.

      (f) Compliance with Laws/Permits. Neither Jefco nor any of Jefco's subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the Brokerage Assets or otherwise relating to Jefco's ownership interest in the Brokerage Assets, which violation could individually or in the aggregate have a Material Adverse Effect.

      (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Jefco's knowledge, currently threatened against Jefco or any of Jefco's subsidiaries that questions the validity of this Agreement, or the right of Jefco to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to Jefco's ownership interest in the Brokerage Assets, or that would otherwise result in a Material Adverse Effect. Neither Jefco nor any of Jefco's subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.

      (h) Bankruptcy. Jefco is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, and is not a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Jefco has no any intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Jefco is generally able to pay its debts in the ordinary course as they become due.

      SECTION 4. CLOSINGS AND CAPITAL CONTRIBUTIONS.

      (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including Jefco's contribution of Brokerage Assets to the Company (the "Closing"), shall take place at such place as shall be mutually agreed by the Company and Jefco, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by the Company and Jefco (the "Closing Date").

      (b) Conditions for the Company's Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:

            (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of Jefco in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and (ii) Jefco shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (ii) The Company shall have been provided with a certificate executed on behalf of Jefco by an authorized officer of Jefco to the effect set forth in Section 4(b)(i).

      (c) Additional Conditions for Obligation to Consummate the Closing. The obligation of each of Jefco and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.

      SECTION 5. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Jefco or on its behalf and the contribution of the Brokerage Assets.

      SECTION 6. FURTHER ASSURANCES. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

      SECTION 7. GENERAL PROVISIONS.

      (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Holdings, LLC, [INSERT ADDRESS], facsimile: (___) ___-____, Attn: ______________________; and (ii) if to Jefco,
to Jefferies & Company, Inc., [INSERT ADDRESS], facsimile: (___) ___-____, Attn:
______________________.

      (b) Binding Nature. This Agreement shall be binding upon Jefco, the Company and their respective successors and permitted assigns.

      (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Jefco and the Company.

      (d) No Assignment. Jefco shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Jefco may assign its rights to any wholly-owned subsidiary of Jefco, which assignment shall not relieve Jefco from its obligations hereunder.

      (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (g) Entire Agreement. This Agreement and the Operating Agreement and the Schedules and Exhibits thereto, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.

      (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.



                                    JEFFERIES & COMPANY, INC.


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    JEFFERIES HIGH YIELD HOLDINGS, LLC


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT C


                         SERIES B CONTRIBUTION AGREEMENT

                       JEFFERIES HIGH YIELD HOLDINGS, LLC
                         SERIES B CONTRIBUTION AGREEMENT


            This SERIES B CONTRIBUTION AGREEMENT (this "Agreement"), dated as of ______, 2007, by and among Jefferies Group, Inc., a Delaware corporation ("JGI"), Jefferies & Company, Inc., a Delaware corporation ("Jefco"), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the "Operating Agreement").

                                    RECITALS

            WHEREAS, Jefco is a wholly-owned indirect subsidiary of JGI; and

            WHEREAS, the Company is a wholly-owned subsidiary of JGI; and

            WHEREAS, Jefco is a member of Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company ("JPOF II"); and

            WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the "Master Agreement"), Jefco desires to commit to contribute capital to the Company and to make a Capital Contribution to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form of a contribution of securities and membership interests in JPOF II held by Jefco; and

            WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company, JGI desires to commit to contribute capital to the Company and to make a Capital Contribution to the Company in the form of a cash contribution; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series A Contribution Agreement, Jefco desires to contribute the Brokerage Assets to the Company; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series C Contribution Agreement, Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of membership interests in JPOF II held by LUK-HY FUND, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Leucadia.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. COMMITMENT. JGI hereby commits to contribute, or to cause Jefco or another of its Affiliates (including Jefferies Employees Opportunity Fund, LLC, a Delaware limited liability company ("JEOF")) to contribute to the Company or, at the direction of the Company, to a wholly-owned subsidiary of the Company, cash and/or securities having a Market Value (determined as of the date of each such Capital Contribution) equal, in the aggregate (but exclusive of any value attributed to the Brokerage Assets contributed by Jefco pursuant to the Series A Contribution Agreement), to $600 million (the "Commitment" of JGI).

      SECTION 2. CONTRIBUTIONS BY JEFCO; ACCEPTANCE BY THE COMPANY.

      (a) Contributions by Jefco. In partial satisfaction of JGI's Commitment, Jefco hereby agrees that, at the Closing, (a) Jefco will assign, convey, transfer and deliver, as a Capital Contribution to the Company all of its right, title and interest in the membership interests held by Jefco in JPOF II (including the Class B Interest held by Jefco) and the capital account maintained by JPOF II for Jefco with respect to such interests, including, without, limitation, Jefco's right to receive allocations and distributions from JPOF II (collectively, the "JPOF II Membership Interest"), and all other rights with respect to the JPOF II Membership Interest under the operating agreement of JPOF II (the "JPOF II Operating Agreement") and (b) Jefco will assign, convey, transfer and deliver, as a Capital Contribution, Securities having a Market Value equal to $__________ (the Securities comprising such position to be referred to as the "Contributed Securities"; such contribution to be referred to as the "Securities Contribution").

      (b) Acceptance by the Company. The Company and Jefco hereby agree that, in consideration for the JPOF II Membership Interest and the Securities Contribution, Jefco shall be deemed to have made Capital Contributions in the amounts of $__________ and $__________, respectively, for an aggregate initial Capital Contribution in the amount of $__________, and that the value thereof shall reduce the Commitment of JGI by an equal amount. The Company agrees to accept the JPOF II Membership Interest and the Securities Contribution at the Closing, and to assume all obligations with respect to the JPOF II Membership Interest (as a member but not as a Manager) arising from and after the Closing Date under the JPOF II Operating Agreement.

      SECTION 3. CONTRIBUTIONS BY JGI; ACCEPTANCE BY THE COMPANY.

      (a) Contributions by JGI. JGI hereby agrees that, at the Closing, JGI will contribute to the Company in cash, as a Capital Contribution, an amount equal to $__________ (the "Initial Cash Contribution").

      (b) Acceptance by the Company. The Company and JGI hereby agree that, in consideration for the Initial Cash Contribution made hereunder, JGI shall be deemed to have made a Capital Contribution to the Company in the amount of $__________. The Company agrees to, accept the Initial Cash Contribution at the Closing, and that the value thereof shall reduce the Commitment of JGI by an equal amount.

      SECTION 4. CONTRIBUTIONS BY JEOF; ACCEPTANCE BY THE COMPANY. The Company and JGI hereby agree that any Capital Contribution made by JEOF to the Company shall have such value as is agreed between the Company and JEOF at the time of such Capital Contribution, and that the value thereof shall reduce the Commitment of JGI by an equal amount.

      SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF JEFCO AND JGI. Subject to the Disclosure Schedule attached hereto as Exhibit A and incorporated by reference herein (the "Disclosure Schedule"), each of Jefco and JGI (each a "Contributor"), on a several and not joint basis, and solely as to itself as a Contributor except as otherwise required by the context, hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:

      (a) Organization, Power and Authority. Contributor has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Contributor (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Contributor is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York, and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Contributor. Contributor is presently duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a "Material Adverse Effect").

      (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Contributor and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Contributor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Contributor of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Contributor's certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Contributor or any of its subsidiaries is a party or by which Contributor, or any of Contributor's subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Contributor or any of Contributor's subsidiaries; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of Contributor, or any of Contributor's subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Contributor or any of Contributor's subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Title. Jefco has good and valid title to, and is the beneficial and record owner of, the JPOF II Membership Interest and the Securities. Jefco owns the JPOF Membership Interest and the Securities free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.

      (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Contributor, or any of Contributor's subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.

      (f) Compliance with Laws/Permits. Neither Jefco nor any of Jefco's subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the JPOF II Membership Interest or the Securities, or otherwise relating to Jefco's direct or indirect ownership interest in JPOF II or the Securities, which violation could individually or in the aggregate have a Material Adverse Effect.

      (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Contributor's knowledge, currently threatened against Contributor or any of Contributor's subsidiaries that questions the validity of this Agreement, or the right of Contributor to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to the ownership interest in JPOF II or the Securities (in the case of Jefco), or that would otherwise result in a Material Adverse Effect. Neither Contributor nor any of Contributor's subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.

      (h) Bankruptcy. Contributor is not the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, and is not a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Contributor has no intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Contributor is generally able to pay its debts in the ordinary course as they become due.

      SECTION 6. CLOSINGS AND CAPITAL CONTRIBUTIONS.

      (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including the Initial Cash Contribution and Jefco's contribution of the JPOF II Membership Interest and the Securities to the Company (the "Closing"), shall take place at such place as shall be mutually agreed by and between the Company and JGI, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by and between the Company and JGI (the "Closing Date").

      (b) Conditions for the Company's Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:

            (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of each of Jefco and JGI in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and
(ii) each of Jefco and JGI shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (ii) The Company shall have been provided with a certificate executed on behalf of each of Jefco and JGI by an authorized officer of each of Jefco and JGI to the effect set forth in Section 4(b)(i).

      (c) Additional Condition for Obligation to Consummate the Closing. The obligation of each of Jefco, JGI and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.

      SECTION 7. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by each of Jefco or JGI or on its behalf and the contribution of the Initial Cash Contribution, the Securities and the JPOF II Membership Interest.

      SECTION 8. FURTHER ASSURANCES. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

      SECTION 9. GENERAL PROVISIONS.

      (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Holdings, LLC, [INSERT ADDRESS], facsimile: (___) ___-____, Attn: ______________________; and (ii) if to Jefco or
JGI, to such party at [INSERT ADDRESS], facsimile: (___) ___-____, Attn:
____________________.

      (b) Binding Nature. This Agreement shall be binding upon Jefco, JGI, the Company and their respective successors and permitted assigns.

      (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Jefco, JGI, and the Company.

      (d) No Assignment. Neither Jefco nor JGI shall assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Jefco may assign its rights to any wholly-owned subsidiary of Jefco, which assignment shall not relieve Jefco from its obligations hereunder, and JGI may assign its rights to any wholly-owned subsidiary of JGI, which assignment shall not relieve JGI from is obligations hereunder.

      (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (g) Entire Agreement. This Agreement, the other Related Agreements to which Jefco, JGI and the Company are each a party, the Operating Agreement and the Schedules and Exhibits thereto, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.

      (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.



                                    JEFFERIES & COMPANY, INC.


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:


                                    JEFFERIES GROUP, INC.


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:


                                    JEFFERIES HIGH YIELD HOLDINGS, LLC


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT D

                         SERIES C CONTRIBUTION AGREEMENT

                       JEFFERIES HIGH YIELD HOLDINGS, LLC
                         SERIES C CONTRIBUTION AGREEMENT


            This SERIES C CONTRIBUTION AGREEMENT (this "Agreement"), dated as of ______, 2007, by and between Leucadia National Corporation, a Delaware corporation ("Leucadia"), and Jefferies High Yield Holdings, LLC, a Delaware limited liability company (the "Company"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof (as such agreement may be amended, restated, modified or supplemented from time to time, the "Operating Agreement").

                                    RECITALS

            WHEREAS, LUK-HY FUND, LLC, a Delaware limited liability company ("LUK-HY"), is a wholly-owned indirect subsidiary of Leucadia; and

            WHEREAS, LUK-HY is a member of Jefferies Partners Opportunity Fund II, LLC, a Delaware limited liability company ("JPOF II"); and

            WHEREAS, in accordance with and pursuant to the Master Agreement for the Formation of a Limited Liability Company (the "Master Agreement"), Leucadia desires to commit to contribute capital to the Company and to make, or to cause to be made on its behalf, an initial Capital Contribution to the Company in the form of a cash contribution and a contribution of the membership interests in JPOF II held by LUK-HY; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series A Contribution Agreement, Jefco desires to contribute the Brokerage Assets to the Company; and

            WHEREAS, in accordance with and pursuant to the Operating Agreement and the Series B Contribution Agreement, JGI and Jefco have agreed to commit capital to the Company and to make Capital Contributions to the Company, or, at the direction of the Company, to a wholly-owned subsidiary of the Company, in the form of securities and cash, including the contribution of Jefco's membership interests in JPOF II to the capital of the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and in the Operating Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. COMMITMENT. Leucadia hereby commits to contribute, or to cause LUK-HY or another of its Affiliates to contribute to the Company, or, at the direction of the Company, to a wholly-owned subsidiary of the Company, cash and/or securities having a Market Value (determined as of the date of each such Capital Contribution) equal, in the aggregate, to $600 million (the "Commitment" of Leucadia).

      SECTION 2. CONTRIBUTIONS. Leucadia hereby agrees that, at the Closing, Leucadia will cause LUK-HY to (a) contribute to the Company in cash, as a Capital Contribution, an amount equal to $__________ (the "Initial Cash Contribution"), and (b) assign, convey, transfer and deliver, as a Capital Contribution, all of its right, title and interest in, to and under the operating agreement of JPOF II (the "JPOF II Operating Agreement") and the capital account maintained by JPOF II for LUK-HY, including, without, limitation, LUK-HY's membership interest in JPOF II and its right to receive allocations and distributions from JPOF II under the JPOF II Operating Agreement (collectively, the "JPOF II Membership Interest").

      SECTION 3. ACCEPTANCE OF CONTRIBUTIONS BY THE COMPANY. The Company and Leucadia hereby agree that, in consideration for the Initial Cash Contribution and the contribution of its JPOF II Membership Interest, Leucadia shall be deemed to have made a Capital Contribution in the amount of $__________ and $__________, respectively, for an aggregate initial Capital Contribution in the amount of $__________, and that the value thereof shall reduce the Commitment of Leucadia by an equal amount. The Company agrees to accept the Initial Cash Contribution and the JPOF II Membership Interest at the Closing, and thereupon to assume all obligations with respect to the JPOF II Membership Interest arising from and after the Closing Date under the JPOF II Operating Agreement.

      SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF LEUCADIA. Subject to the Disclosure Schedule attached hereto as Exhibit A and incorporated by reference herein (the "Disclosure Schedule"), Leucadia hereby represents and warrants to, and agrees with, the Company and each other Person who acquires an interest in the Company as follows:

      (a) Organization, Power and Authority. Leucadia has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. Each of Leucadia and LUK-HY (i) is duly and validly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized; and (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted. Leucadia is presently duly qualified, licensed to do business and in good standing as a corporation in the State of New York, and each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Leucadia. LUK-HY is presently duly qualified, licensed to do business and in good standing as a limited liability company in the State of Delaware. LUK-HY is presently duly qualified, licensed to do business and in good standing in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company (a "Material Adverse Effect").

      (b) Execution; Enforceability. This Agreement has been duly executed and delivered by Leucadia and, assuming due authorization, execution and delivery hereof by the Company, is a valid and legally binding obligation of Leucadia, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

      (c) No Conflict with Other Instruments, Laws. The execution, delivery and performance by Leucadia of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of, constitute a default or require notice or consent under, or conflict with, (i) any term of Leucadia's certificate of incorporation or other constitutive documents; (ii) any term of any mortgage, indenture, contract, agreement or instrument to which Leucadia or any of its subsidiaries is a party or by which Leucadia, or any of Leucadia's subsidiaries is bound; (iii) any judgment, decree, order, law, statute, rule or regulation applicable to Leucadia, LUK-HY or any of Leucadia's other subsidiaries; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of Leucadia, or any of Leucadia's subsidiaries or the suspension, revocation, forfeiture, impairment or non-renewal of any material permit, license, authorization or approval applicable to Leucadia, LUK-HY or any of Leucadia's other subsidiaries or their respective businesses or operations, or any of their respective assets or properties except for any lien, suspension, revocation, forfeiture, impairment or non-renewal that would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Title. LUK-HY has good and valid title to, and is the beneficial and record owner of, the JPOF II Membership Interest, which membership interest is owned by LUK-HY free and clear of any liabilities, obligations, pledges, security interests, options, rights of first refusal, rights of first offer, liens, claims, encumbrances or charges.

      (e) Government Consents. Except for the NASD Approval (as defined in the Master Agreement), no consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any domestic, foreign or local governmental authority on the part of Leucadia, LUK-HY or any of Leucadia's other subsidiaries is required in connection with the valid execution, delivery and performance under this Agreement, except to the extent that the failure to obtain any such consent, approval, order, authorization, registration, qualification, designation, declaration or filing would not, individually or in the aggregate, have a Material Adverse Effect.

      (f) Compliance with Laws/Permits. Neither Leucadia, LUK-HY nor any of Leucadia's other subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic, foreign or local government or any instrumentality or agency thereof in respect of the JPOF II Membership Interest or otherwise relating to Leucadia's or LUK-HY's direct or indirect ownership interest in JPOF II, which violation could individually or in the aggregate have a Material Adverse Effect.

      (g) Litigation. There is no action, suit, proceeding or investigation pending or, to Leucadia's knowledge, currently threatened against Leucadia, LUK-HY or any of Leucadia's other subsidiaries that questions the validity of this Agreement, or the right of Leucadia to enter into this Agreement, or to consummate the transactions contemplated hereby, or otherwise relating to Leucadia's or LUK-HY's direct or indirect ownership interest in JPOF II, or that would otherwise result in a Material Adverse Effect. Neither Leucadia, LUK-HY nor any of Leucadia's other subsidiaries are parties or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would result in a Material Adverse Effect.

      (h) Bankruptcy. Neither Leucadia nor LUK-HY is the subject of a voluntary or involuntary petition for relief under the United States Bankruptcy Code or any other jurisdiction, or is a named defendant in any court action wherein the relief requested or sought includes a receivership, assignment for benefit or creditors, or other liquidating procedure. Neither Leucadia nor LUK-HY has any intention of filing any bankruptcy or insolvency proceeding for protection from its creditors. Each of Leucadia and LUK-HY is generally able to pay its debts in the ordinary course as they become due.

      SECTION 5. CLOSINGS AND CAPITAL CONTRIBUTIONS.

      (a) Closings. Subject to Section 4(b), the closing of the transactions contemplated hereunder, including the Initial Cash Contribution and LUK-HY's contribution of the JPOF II Membership Interest to the Company (the "Closing"), shall take place at such place as shall be mutually agreed by the Company and Leucadia, and on the date mutually agreed by the parties that is not less than five (5) Business Days immediately following the satisfaction of the conditions set forth in this Section 4 or on such other date as shall be mutually agreed by the Company and Leucadia (the "Closing Date").

      (b) Conditions for the Company's Obligation to Consummate the Closing. The obligation of the Company to consummate the Closing shall be subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, by the Company:

            (i) Except as disclosed in the Disclosure Schedule, (i) the representations and warranties of Leucadia in this Agreement shall be true and correct in all respects on and as of the date of this Agreement, and (ii) Leucadia shall have performed and complied in all respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (ii) The Company shall have been provided with a certificate executed on behalf of Leucadia by an authorized officer of Leucadia to the effect set forth in Section 4(b)(i).

      (c)   Additional Conditions for Obligation to Consummate the Closing.

            (i) The obligation of each of Leucadia and the Company to consummate the Closing shall be subject to the receipt by JPOF II of the NASD Approval.

            (ii) The obligation of Leucadia to consummate the Closing shall be subject to (a) confirmation by the Company of its status and the status of Jefferies High Yield Trading, LLC, as provided in Section 2.10 of the Operating Agreement and (b) confirmation that written advice Leucadia has previously received regarding its acquisition of Series C Interests shall not have been withdrawn.

      SECTION 6. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by Leucadia or on its behalf and the contribution of the Initial Cash Contribution and the JPOF II Membership Interest.

      SECTION 7. FURTHER ASSURANCES. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

      SECTION 8. GENERAL PROVISIONS.

      (a) Notice. All notices, requests and other communications required or permitted to be given by or to any party hereto pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or delivered for all purposes hereof (i) when personally delivered to the intended recipient, (ii) on the third Business Day after mailing, if mailed from within the United States by first class U.S. mail, postage prepaid, (iii) on the date of sending, if sent by prepaid telegram, facsimile transmission, telex or electronic mail, or (iv) on the first Business Day after transmittal thereof to a reputable overnight courier service for overnight delivery to the intended recipient. All such notices, requests and other communications shall be addressed, in each case: (i) if to the Company, to Jefferies High Yield Trading, LLC, [INSERT ADDRESS], facsimile: (___) ___-____, Attn: ______________________; and (ii) if to
Leucadia, to Leucadia National Corporation, 315 Park Avenue, New York, New York 10010, facsimile: (212) 598-4869, Attn: Joseph S. Steinberg.

      (b) Binding Nature. This Agreement shall be binding upon Leucadia, the Company and their respective successors and permitted assigns.

      (c) Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except with the written consent of Leucadia and the Company.

      (d) No Assignment. Leucadia shall not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any other Person, and any such purported assignment or transfer shall be null and void, except that Leucadia may assign its rights to any wholly-owned subsidiary of Leucadia, which assignment shall not relieve Leucadia from its obligations hereunder.

      (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any rules or principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (g) Entire Agreement. This Agreement, the other Related Agreements to which Leucadia and the Company are each a party, the Operating Agreement and the Schedules and Exhibits thereto and the side letter dated the date hereof between Leucadia and the Company, supersede any and all oral or written agreements or understandings heretofore made, and contain the entire agreement of the parties hereto or thereto, with respect to the subject matter hereof or thereof.

      (h) Section Headings. Captions in this Agreement are for convenience only and do not define, limit or otherwise affect any term of this Agreement. Unless the context otherwise expressly requires, all reference herein to Sections are to Sections of this Agreement.






                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.



                                    LEUCADIA NATIONAL CORPORATION


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    JEFFERIES HIGH YIELD HOLDINGS, LLC


                                    By:
                                       -------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT E


                               SERVICES AGREEMENT

                               SERVICES AGREEMENT


            SERVICES AGREEMENT, dated as of _______, 2007, (this "Agreement"), between JEFFERIES HIGH YIELD HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), JEFFERIES HIGH YIELD TRADING, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (the "Company"), and JEFFERIES & COMPANY, INC., a Delaware corporation ("Jefco").

            WHEREAS, the Company has been organized for the purpose of conducting a securities brokerage business;

            WHEREAS, Holdings owns all of the outstanding limited liability company interests of the Company;

            WHEREAS, the Company and Holdings each desires to avail itself of certain personnel and facilities available to Jefco, and desires to have Jefco perform for it various support services;

            WHEREAS, Jefco is willing to make such personnel and facilities available to, and to perform such services for, the Company and Holdings on the terms and conditions hereinafter set forth; and

            WHEREAS, Jefco has received a copy of the Amended and Restated Limited Liability Company Agreement of the Holdings, dated as of _______, 2007 (as amended and restated and in effect from time to time, the "LLC Agreement"; capitalized terms used herein without definition shall have the respective meanings given to such terms in the LLC Agreement).

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Appointment of Servicer. The Company hereby appoints Jefco as Servicer of the Company (in such capacity, the "Servicer") and Jefco hereby accepts such appointment.

            2.    Designation of Employees.

            (a) The Servicer will second to the Company its employees, listed on Schedule A, to serve as employees of the Company (as such, the "Employees") during the term of this Agreement; provided that the Servicer shall have the authority to terminate the employment of any of the Employees with the Servicer, and/or to remove any Employee from Schedule A, so long as such termination or removal is, in the reasonable judgment of the Servicer, in the best interest of the Company and/or the Servicer; provided, further, that the Servicer shall take commercially reasonable efforts to ensure that the termination of Employees will not result in the Company's inability to conduct its business in compliance with applicable Law; and provided further, that the Servicer may amend Schedule A from time to time in its discretion, so long as no person shall continue as an

Employee if such person has been removed from Schedule A or ceased to be an employee of Jefco for any reason. The Employees shall become "associated persons" of the Company immediately following such secondment to the Company, and shall remain "associated persons" of Jefco, in accordance with applicable rules and regulations of NASD until termination of this Agreement.

            (b) Those Employees listed in Table 1 of Schedule A are referred to as the "Research and Trading Employees". All expense for compensation and benefits for the Research and Trading Employees will be borne by the Servicer as a Covered Expense (as defined below).

            (c) Those Employees listed in Table 2 of Schedule A are referred to as the "Administrative Employees". All expense for compensation and benefits for the Administrative Employees for services to the Company or Holdings will be borne by the Company or Holdings, as the case may be; provided that the Administrative Employees will remain on the payroll of the Servicer and the Company and/or Holdings will reimburse the Servicer from time to time for such expense as provided in Section 8. For this purpose, (i) awards of shares of the common stock or common stock equivalents of Servicer's publicly-traded parent company shall be valued as of the date of grant at the closing price for such shares on the New York Stock Exchange on the date of grant and (ii) compensation in the form of options, if any, or other derivative instruments that would result in a material effect on general and administrative costs will be subject to valuation in accordance with principles to be adopted by the Board from time to time in its reasonable discretion.

            3. Services. In addition to designating the Employees to serve as employees of the Company and/or Holdings during the term of this Agreement, the Servicer will provide the Company and/or Holdings with the following services (collectively, the "Services"):

            (a) Accounting Services, including, but not limited to,

                  (i) such accounting services as may be required by Holdings or the Company to assure that its books and records meet with both applicable regulatory requirements and generally accepted accounting principles;

                  (ii) preparation, for the Company's submission, of all required regulatory accounting reports, including but not limited to FOCUS Parts I and II;

                  (iii) cooperation with any certified public accounting firm appointed by the Company to prepare its annual audited reports or for any other reasonable purpose; provided that the Servicer shall, on a timely basis, provide any required information in any format specified, so long as both form and substance are reasonable in the circumstances; and

                  (iv) additional support in connection with the Company's obligations to report to its members, including in connection with the preparation of tax returns, member capital accounts, allocations and similar matters.

The foregoing shall not be deemed to include (and shall not include) other accounting services such as audit, preparation of Forms K-1 for members of Holdings or the Company, or providing accounting, securities inventory and regulatory haircut software.


            (b) Compliance Services, including, but not limited to,

                  (i) assistance in maintaining registrations, and keeping supervisory procedures and compliance manuals current and in performing website review for advertising compliance;

                  (ii) on an annual basis, performing a review or audit of the Company's business, conducting compliance meetings with registered individuals, and analyzing the Firm Element Continuing Education, and providing the Company with a Continuing Education Plan;

                  (iii) on a daily basis, surveillance of trading, review and approval of daily comment for compliance with advertising policies, and Chinese Wall procedures;

                  (iv) as needed from time to time, (A) acting as regulatory liaison, advising on applicable rules and regulation, preparing draft updates to Forms U-4 and BD, tracking the regulatory element of the Continuing Education Plan, and administering the Firm Element of Continuing Education; (B) assisting with regulatory investigations; (C) addressing customer complaints; (D) addressing special registration problems; (E) maintaining the Company's Compliance Manual; and (F) maintaining the Company's Supervisory Manual.

            (c) Personnel Services, including, but not limited to,

                  (i) providing those services customarily performed by an internal personnel and/or human resources department, including services associated with the recruitment, hiring and termination of employees by the Company and Holdings;

                  (ii) maintaining files on each employee of the Company and Holdings as required by good business practice and by applicable local, state and/or federal law or regulation;

                  (iii) advice on compliance with applicable local, state and/or federal fair employment practices law and regulation; and

                  (iv) providing employee benefit plans, policies and compensation arrangements including without limitation retirement benefits, group life, health or dental insurance, workers' compensation insurance, long-term disability insurance, sick leave, vacation leave, pay policies, incentive plans and administration of executive perquisites.

            (d) Operations Services, including operations support consistent with the Clearing Agreement as amended and in effect from time to time.

            (e) Legal Services, including consulting with Jefco's Compliance Department on regulatory issues; review and approval of standard contracts and agreements; advice regarding maintaining the books and records of Holdings and the Company; supervision of regulatory and other investigations, claims, disputes and litigation of any type; supervision of outside counsel; preparation of material to be included in public reporting documents, including without limitation proxy statements, reports on Forms 10-Q and 10-K and other reports required under the Securities Act and the Exchange Act; and qualification of Holdings and the Company to do business in foreign jurisdictions.

            (f) Technology Services, including, but not limited to,

                  (i) providing and maintaining such computer software as has been developed by Jefco for purposes of managing the Business, together with a royalty-free non-exclusive license thereto;

                  (ii) coordinating with outside vendors, including software and systems development companies, on behalf of Holdings and the Company; and

                  (iii) subject to the availability of adequate Jefco personnel, providing technology support to Holdings and the Company.

            (g) Facilities, including office space and general facilities support.

            (h) Other Services as the Servicer or the Company may determine necessary or desirable from time to time including, without limitation, such services as may be necessary for the Company to comply with regulatory requirements then applicable to the Company.

            (i) Service-Related Overhead. It is understood and agreed that the hourly or other amounts charged by the Servicer or third party vendors in connection with the provision of the foregoing Services may include a reasonable allocation of overhead expense ("Service-Related Overhead"); provided that amounts charged to the Servicer by any third party vendor shall be passed through to the Company or Holdings without markup.

            4. Control by the Company. The Servicer shall submit such periodic reports to the Company or Holdings regarding the Servicer's activities hereunder as the Company or Holdings may reasonably request, and a representative of the Servicer shall be available to attend meetings of the Board and the board of directors of the Company.

            5.    Conduct of the Servicer.

            (a) All actions engaged in by the Servicer hereunder shall at all times conform to and be in accordance with the requirements imposed by:

                  (i) any provisions of applicable Law, including without limitation, the requirements of the NASD; and

                  (ii) the provisions of the LLC Agreement and such policies as may be adopted from time to time by the Board; provided, however, that the Servicer shall not be bound by any amendment, supplement or revision of any of the foregoing until it has been given notice thereof in accordance with Section 14(a) hereof.

            (b) The Company will maintain copies of this Agreement pursuant to Rules 17a-3 and 17a-4 under the Exchange Act and all related supporting documents provided by Holdings or Jefco.

            (c) The parties hereby agree to permit inspects of their books and records by the NASD and other regulatory organizations having jurisdiction with respect to payment or allocation of expenses by Servicer or its Affiliates that are proportionately attributable to the Company, and shall take such other actions as may be required under applicable Law to demonstrate that it is in compliance with the financial responsibility rules regarding the expenses covered by this Agreement.

            (d) The parties agree that the Company will notify the NASD in the event this Agreement is amended, terminated or superseded by another agreement that addresses the matters set forth herein.

            6. Fees. As full compensation for the Covered Expenses, Holdings shall pay (or shall cause the Company to pay) to the Servicer the Management Fee, which shall be calculated and accrued as provided in the LLC Agreement. The Management Fee shall be paid within 10 days after the last day of each fiscal quarter of Holdings.

            7.    Expenses of the Company and Holdings. The Servicer shall bear
(a) expense for compensation of the Research and Trading Employees, including benefits, and (b) its overhead expenses (other than Service-Related Overhead), including the expense of providing facilities, furniture and fixtures, cafeteria services, telecommunications, computer hardware, information systems support and business software (excluding for this purpose expense associated with provision of trading system software, front-office trade processing software, communication and analytical systems software (e.g. Bloomberg) and systems or software specifically developed for use by the Company or Holdings) (the items in clause (a) and clause (b) collectively are referred to as "Covered Expenses"). Except for the Covered Expenses, the Company and Holdings shall each bear all its direct and indirect expenses, including any expense reasonably incurred by Holdings, the Company, the Servicer and any other person in performing the Services for or on behalf of Holdings or the Company. To the extent that any expense relates to the operations of Holdings or the Company and one or more other accounts managed by the Servicer or any of its Affiliates, the Servicer shall generally allocate such expenses equitably so as to reflect the proportionate benefits to be received by Holdings or the Company, on the one hand, and such other account(s) or any of the Servicers other Affiliates, on the other hand. Attached as Exhibit A are the Expense Allocation Guidelines to be used by the Servicer for billings to Holdings and the Company hereunder. The Expense Allocation Guidelines (i) indicate estimates of costs anticipated by the Servicer with respect to Services described in Section 3, (ii) set forth guidelines regarding the allocation of expenses between Jefco, on the one hand, and Holdings and/or the Company, on the other hand, and (iii) contain an illustration regarding differences in the cost of operation under this Services Agreement from costs that were applied for fiscal year 2006 for JPOF II that will serve as an estimate of expenses for the first twelve months of operations of the Company, excluding adjustments for inflation. Under no circumstances shall any charges by the Servicer to Holdings or the Company include any profit margin.

            8. Reimbursement by the Company. Holdings will (or will cause the Company) to reimburse the Servicer for such expense as the Servicer may incur on behalf of Holdings and the Company, other than the Covered Expenses. The Servicer may rely upon, in its discretion, the advice of legal counsel to Holdings or the Company in connection with the performance of its activities on behalf of Holdings and the Company hereunder, and Holdings and the Company shall bear full responsibility therefor and for the expense of any fees and disbursements arising therefrom; provided, however, that the provisions of
Section 9 shall govern any claim for exculpation or indemnification made by the Servicer.

            9.    Exculpation; Indemnification of Servicer.

            (a) None of the Servicer nor any of its Affiliates, nor any of their respective members, managers, partners, directors, officers, or employees (each, an "Indemnified Person") shall be liable to the Company or Holdings for any acts or omissions arising out of or in connection with this Agreement, Holdings, the Company or any investment made or held by the Company, unless such action or inaction was made in bad faith or constitutes fraud, willful misconduct or gross negligence.

            (b) To the fullest extent permitted by law, the Company shall indemnify the Indemnified Persons against any loss, cost or expense suffered or sustained by an Indemnified Person by reason of (i) any acts, omissions or alleged acts or omissions arising out of, or in connection with, the Company, any investment made or held by the Company or the Agreement, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim, provided that such acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim are based were not made in bad faith or did not constitute fraud, willful misconduct or gross negligence by such Indemnified Person, or
(ii) any acts or omissions, or alleged acts or omissions, of any broker or agent of any Indemnified Person, provided that such broker or agent was selected, engaged or retained by the Indemnified Person with reasonable care. Each of the Servicer and Indemnified Persons may consult with counsel and accountants in respect of Company and Holdings affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and/or accountants, provided that they shall have been selected with reasonable care.

            (c) The Company and/or Holdings shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such performance or non-performance. The Servicer agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event it receives any such advance, it shall reimburse the Company and/or Holdings for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Section 9.

            (d) Holdings shall cause the Company to fulfill the obligations of the Company under this Section 9.

            10. Activities of the Servicer and Others. Subject to the terms of the LLC Agreement, the Servicer and the members, managers, partners, employees, officers and affiliates of the Servicer, who may or may not also be shareholders, directors, employees or officers of Holdings and/or the Company, may engage, simultaneously with their management support activities on behalf of Holdings and the Company, in other businesses and make investments for their own accounts, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not by reason of so engaging in other businesses, making such investments or rendering of services for others be deemed to be acting in conflict with the interests of Holdings and the Company. Notwithstanding the foregoing, the Servicer shall devote such time to the Services as it deems necessary to support the activities of Holdings and the Company. Subject to the terms of the LLC Agreement, the members, managers, partners, directors, employees or officers of the Servicer or its Affiliates, in their individual capacities may engage in Securities transactions which may be different from, and contrary to, transactions engaged in by the Company and/or Holdings.

            11. Term. This Agreement shall remain in effect through __________, 2012, and, upon extension of the term of any Member Interest under
Section 6.1 of the LLC Agreement, from year to year thereafter, unless earlier terminated by the Servicer at any time after the [third] anniversary of the date of this Agreement upon not less than ___ days written notice to Holdings provided that a reasonable substitute shall have been identified and approved by the Board of Holdings prior to the effective date of any such termination, or in accordance with Section 3.1(a)(xviii) or Section 3.7(d) of the LLC Agreement.

            12. Arm's-Length Agreement. The Company and the Servicer each represents to, warrants and agrees with the other that this Agreement constitutes an arm's-length agreement between the Company and the Servicer. The Board and the Company have each reviewed and approved this Agreement and all of its terms.

            13.   Attorney-in-Fact.

            (a) The Company and Holdings each hereby appoints the Servicer as attorney-in-fact for the Company and Holdings, with full authority in the place and stead of the Company or Holdings, as the case may be, as shall be required or reasonably desirable for the Servicer to perform its services hereunder;

                  (i) to execute and deliver on behalf of Holdings and the Company all payment and transfer instructions and all other documents arising in the ordinary course of business and financial affairs of Holdings and the Company;

                  (ii) to execute and deliver on behalf of Holdings or the Company any and all notices, consents and other communications under the LLC Agreement and any Contract of Holdings or the Company, except that, to the extent such notices, consents or other communications require approval of an Officer or the Board, such execution and delivery shall be subject to such approval;

                  (iii) to take such other actions in the ordinary course of Holdings' or the Company's business on behalf of Holdings or the Company as the Servicer may deem necessary or desirable to accomplish the purposes of this Agreement, including to ask, demand, collect, sue for, recover, receive and give acquittance for moneys due or to become due in connection with the Assets of Holdings or the Company, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection therewith and to file any claims; and

                  (iv) to take such other actions as the Servicer may deem necessary or advisable to accomplish the purposes of Holdings or the Company, including the giving of notices, the delivery of assignments and the delivery of instructions and documents;

provided that this grant of power of attorney will expire, and the Servicer will cease to have any power to act as the attorney-in-fact of Holdings and the Company, upon termination of this Agreement in accordance with its terms.

            (b) Each of Holdings and the Company hereby authorizes the Servicer to transfer and deposit funds and Securities to and in such bank, securities, escrow and clearing accounts as may be established in the name of Holdings and/or the Company and to cause operating expenses of Holdings and/or the Company to be paid from such deposited funds.

            14.   Miscellaneous.

            (a) Notices. Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile, two days after being sent via overnight courier (or at such earlier time as such overnight courier shall have committed to effect delivery but in no event less than one day) or five days after being mailed by certified mail, return receipt requested, as follows:

                        If to the Servicer:

                              Jefferies & Company, Inc.
                              520 Madison Avenue
                              12th Floor
                              New York, New York  10021
                              Attention:  Lloyd Feller, General Counsel
                                    Telephone: 212-284-2266
                              Facsimile No.:  212-284-2280

                        With a duplicate copy to :


                              Jefferies & Company, Inc.
                              520 Madison Avenue
                              12th Floor
                              New York, New York  10021
                              Attention:  Joseph Schenk, Chief Financial
                              Officer
                                    Telephone: 212-284-2338
                              Facsimile No.:  212-284-3443

                        If to Holdings:

                              Jefferies High Yield Holdings, LLC
                              The Metro Center
                              One Station Place
                              Three North
                              Stamford, Connecticut  06902
                              Attention Robert J. Welch, Chief Financial Officer
                                    Telephone: 203-708-5800
                              Facsimile No.:  203-708-5820

                        If to the Company:

                              Jefferies High Yield Trading, LLC
                              The Metro Center
                              One Station Place
                              Three North
                              Stamford, Connecticut  06902
                              Attention Robert J. Welch, Chief Financial Officer
                                    Telephone: 203-708-5800
                              Facsimile No.:  203-708-5820

            (b) Entire Agreement. This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

            (c) Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Holdings, the Company, the Servicer, each Indemnified Person and their respective successors and permitted assigns. Any person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., members of the Servicer and others who are entitled to indemnification hereunder) shall be entitled to such rights and benefits as if such person were a signatory hereto, and the rights and benefits of such person hereunder may not be impaired without such person's express written consent. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement; provided, however, that the Servicer may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement to any person or entity that it controls, is controlled by or in common control with the Servicer.

            (e) Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in that State.

            (f) No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any person, including any Employee or any employee of Jefco, other than the parties hereto, any rights or remedies hereunder; except that in the case of Section 9, the Indemnified Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns are intended third party beneficiaries of Section 9 and shall have the right to enforce this section in their own names.

            (g) Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

            (h) Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

            (i) Survival. The provisions of Sections 6, 7, 8, 9, 14(d), 14(e) and 14(f) hereof shall survive the termination of this Agreement.


      [Remainder of Page Intentionally Left Blank; Signature Page Follows]

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    JEFFERIES HIGH YIELD HOLDINGS, LLC


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                    JEFFERIES HIGH YIELD TRADING, LLC


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                        JEFFERIES & COMPANY, INC.


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title: